Exhibit 99.1

GlobalSCAPE, Inc. Announces Financial Results for the First Quarter 2016

Revenues Increase Eight Percent Over the Prior Year

SAN ANTONIO — April 28, 2016 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, today announced its financial results for the three months ended March 31, 2016.

Revenue for the first quarter of 2016 was $7.4 million, an increase of eight percent when compared with revenue of $6.9 million for the first quarter of 2015.

Deferred revenue, which can be an indicator of future revenue trends, was $15.4 million at March 31, 2016, compared with $14.3 million at March 31, 2015, which is an increase of eight percent.

For the first quarter of 2016, the Company’s net income was $407,000 compared with net income of $815,000 for the first quarter of 2015. Earnings per share was $0.02 for the first quarter of 2016 compared with $0.04 for the first quarter of 2015.

Adjusted EBITDA Excluding Infrequent Items for the first quarter of 2016 was $849,000 compared with $1.5 million for the first quarter of 2015.

The Company had cash, cash equivalents and short-term investments of $19.6 million at March 31, 2016. Other than liabilities for normal trade payables and taxes, the Company has no debt.

Supporting Quote:
James L. Bindseil, President and Chief Executive Officer at Globalscape
“The first quarter of 2016 helped lay a solid foundation for continuing the growth that Globalscape has established over the past two years. Revenue continued to climb, achieving eight percent growth year over year when compared to Q1 2015.  Additionally, we saw a 22.5 percent increase in bookings year over year. We view this as an incredibly positive indicator to the health and growth of our business. The first quarter investments made in the Sales and Channel teams continue to put the pieces in place for our growth that is in line with expectations for the following quarters in the year. We remain confident in our sales, marketing and product development strategies and look forward to continuing to execute on the plans we have in place for the remainder of 2016.”

Globalscape First Quarter 2016 Financial Statements
•	Financial Statements (PDF)

Conference Call April 28, 2016 at 4:30 p.m. ET
Globalscape management will hold a conference call on April 28, 2016, at 4:30 p.m. Eastern Time/3:30 p.m. Central Time to discuss financial results and other corporate matters for the first quarter 2016. Those wanting to join may call 888-523-1225 or 719-325-2484 and use Conference ID # 9715704. A live webcast of the conference call will also be available on the Investor Relations page of the company's website at www.globalscape.com. A webcast replay will be made available on the company's website shortly after the call is completed.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. GlobalSCAPE’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, GlobalSCAPE’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 calendar year, filed with the Securities and Exchange Commission on March 3, 2016.

INVESTOR RELATIONS CONTACT
Contact: Casey Stegman
Phone Number: (210) 801-8489
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

GlobalSCAPE, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share amounts)
Unaudited
	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$16,324	$15,885
Short term investments	3,270	3,254
Accounts receivable (net of allowance for doubtful accounts of $356 and $325 in 2016 and 2015, respectively)	5,340	6,081
Federal income tax receivable	35	290
Prepaid expenses	477	511
Total current assets	25,446	26,021

Fixed assets, net	517	498
Capitalized software development costs	4,040	3,982
Goodwill	12,712	12,712
Deferred tax asset	959	940
Other assets	38	60
Total assets	$43,712	$44,213

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$489	$839
Accrued expenses	1,621	1,893
Deferred revenue	11,672	12,000
Income taxes payable	34	127
Total current liabilities	13,816	14,859

Deferred revenue, non-current portion	3,718	3,612
Other long term liabilities	41	44
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 21,435,277 and 21,383,467 shares issued at March 31, 2016, and December 31, 2015, respectively	21	21
Additional paid-in capital	19,930	19,583
Treasury stock, 403,581 shares, at cost, at March 31, 2016 and December 31, 2015	(1,452)	(1,452)
Retained earnings	7,638	7,546
Total stockholders’ equity	26,137	25,698
Total liabilities and stockholders’ equity	$43,712	$44,213

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2016	2015
Operating Revenues:
Software licenses	$2,299	$2,458
Maintenance and support	4,497	4,034
Professional services	614	388
Total Revenues	7,410	6,880
Cost of revenues
Software licenses	630	438
Maintenance and support	394	325
Professional services	569	317
Total cost of revenues	1,593	1,080
Gross profit	5,817	5,800
Operating expenses
Sales and marketing	2,901	2,295
General and administrative	1,733	1,723
Research and development	627	529
Total operating expenses	5,261	4,547
Income from operations	556	1,253
Other income (expense), net	33	11
Income before income taxes	589	1,264
Income tax expense	182	449
Net income	$407	$815
Comprehensive income	$407	$815

Net income per common share -
Basic	$0.02	$0.04
Diluted	$0.02	$0.04

Weighted average shares outstanding:
Basic	21,032	20,647
Diluted	21,650	21,099

Cash dividends declared per share	$0.015	$0.015

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)
	For the Three Months Ended March 31,
	2016	2015
Operating Activities:
Net income	$407	$815
Items not involving cash at the time they are recorded in the statement of operations:
Bad debt expense	43	87
Depreciation and amortization	501	288
Share-based compensation	222	148
Deferred taxes	(19)	78
Excess tax benefit from share-based compensation	(3)	(9)
Subtotal before changes in operating assets and liabilities	1,151	1,407
Changes in operating assets and liabilities:
Accounts receivable	698	1,136
Prepaid expenses	34	110
Deferred revenue	(222)	(532)
Accounts payable	(350)	(556)
Accrued expenses	(272)	(306)
Other Assets	22	-
Other long-term liabilities	(3)	(1)
Income tax receivable and payable	165	189
Net cash provided by operating activities	1,223	1,447
Investing Activities:
Software development costs capitalized	(488)	(691)
Purchase of property and equipment	(90)	(52)
Interest reinvested in long term investments	(16)	(16)
Net cash (used in) investing activities	(594)	(759)
Financing Activities:
Proceeds from exercise of stock options	122	290
Excess tax benefit from share-based compensation	3	9
Dividends paid	(315)	-
Net cash (used in) financing activities	(190)	299

Net increase in cash	439	987
Cash at beginning of period	15,885	11,358
Cash at end of period	$16,324	$12,345

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$22	$174

GlobalSCAPE, Inc.
Adjusted EBITDA Excluding Infrequent Items
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Income from operations	$556	$1,253
Add (subtract) items to determine adjusted EBITDA excluding infrequent items:
Depreciation and amortization:
Total depreciation and amortization	501	288
Amortization of capitalized software development costs	(430)	(218)
Stock-based compensation expense	222	148
Adjusted EBITDA excluding infrequent items	$849	$1,471